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                                                                     EXHIBIT 4.1

                    (FORM OF STOCK CERTIFICATE - FRONT SIDE)

NUMBER                                                                    SHARES

                                 [COMPANY LOGO]

COMMON STOCK                                                 CUSIP
                                                             See reverse for
                                                             certain definitions


                                PFS BANCORP, INC.

               INCORPORATED UNDER THE LAWS OF THE STATE OF INDIANA


         This certifies that ___________________________________ is the registered holder of _________________ fully paid and nonassessable shares of the Common Stock, par value $.01 per share, of PFS Bancorp, Inc., Aurora, Indiana (the "Corporation"), incorporated under the laws of the State of Indiana.

         The shares evidenced by this Certificate are transferable only on the books of the Corporation by the holder of record hereof, in person or by a duly authorized attorney or legal representative, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to all the provisions of the Articles of Incorporation and Bylaws of the Corporation and any and all amendments thereto. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT FEDERALLY INSURED OR GUARANTEED. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and has caused its facsimile seal to be affixed hereto.

Dated:

                             (SEAL)
-----------------------------                  ---------------------------------
______________                                 Mel E. Green
Secretary                                      President and
                                                Chief Executive Officer

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                     (FORM OF STOCK CERTIFICATE - BACK SIDE)

         The Corporation is authorized to issue more than one class of stock, including a class of preferred stock which may be issued in one or more series. The Corporation will furnish to any stockholder, upon written request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, with respect to the issuance of any preferred stock to be issued in series, the relative rights, preferences and limitations between the shares of each series so far as the rights, preferences and limitations have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights, preferences and limitations of subsequent series.

         The Articles of Incorporation of the Corporation include a provision which generally prohibits any person (including an individual, company or group acting in concert) from directly or indirectly offering to acquire or acquiring the beneficial ownership of more than 10% of any class of equity securities of the Corporation. In the event that stock is acquired in violation of this 10% limitation, the excess shares will no longer be counted in determining the total number of outstanding shares for purposes of any matter involving stockholder action and the Board of Directors of the Corporation may cause such excess shares to be transferred to an independent trustee for sale in the open market or otherwise, with the expenses of such sale to be paid out of the proceeds of the sale.

         The Articles of Incorporation of the Corporation contain provisions that the affirmative vote of at least 80% of the Voting Shares (as defined) may be required to approve certain business combinations and other actions.

         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM          -    as tenants in common

TEN ENT          -    as tenants by the entireties

JT TEN           -    as joint tenants with right of survivorship and not
                      as tenants in common

UNIF TRANS MIN ACT -                         Custodian                    under
                     ---------------------             -------------------
                           (Cust)                             (Minor)

              Uniform Transfers to Minors Act
                                              -------------------------------
                                                         (State)

Additional abbreviations may also be used though not in the above list.

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         For value received, _________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAXPAYER IDENTIFYING NUMBER OF ASSIGNEE

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(Please print or typewrite name and address including postal zip code of assignee)


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____________ shares of Common Stock represented by this Certificate, and do hereby irrevocably constitute and appoint _____________ as Attorney, to transfer the said shares on the books of the within named Corporation, with full power of substitution.

Dated
      -----------------------------------------------


                                     -------------------------------------------
                                     Signature


                                     -------------------------------------------
                                     Signature


NOTICE: The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Certificate in every particular, without alteration or enlargement, or any change whatever.


SIGNATURE(S) GUARANTEED:________________________________________________________
                        The signature(s) should be guaranteed by an eligible guarantor institution (bank, stockbroker, savings and loan association or credit union) with membership in an approved signature medallion program, pursuant to S.E.C. Rule 17Ad-15.